FIRST AMENDMENT TO
NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (the or this "Amendment") is made as of September 1, 2007 by and among The Guitammer Company, an Ohio corporation (the "Company"), and the investors named on the Schedule of Lenders attached hereto (individually each a "Lender," and collectively the "Lenders").

WHEREAS, the Lenders, pursuant to a certain Note Purchase Agreement dated as of May 13, 2005 (the "Original Agreement"), provided certain consideration to the Company, which consideration is identified on the Schedule of Lenders attached to the Original Agreement (the "Schedule of Lenders");

WHEREAS, the Company in return for such consideration has executed and delivered promissory notes and granted options to purchase common shares of the Company;

WHEREAS, the parties hereto wish to provide for the extension and modification of the terms of such notes and the granting of additional options in return for such new consideration; and

WHEREAS, Capitalized terms used but not defined herein shall have the meanings ascribed in the Original Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

A. Section 1 of the Original Agreement is hereby modified by adding the following at the end:

> *1.4 <u>Promissory Notes and Options</u>. In return for the additional consideration provided by each Lender, including the return of the original Note, the Company shall issue to such Lender a promissory note in the form attached hereto as Exhibit A-1 (a "Replacement Note") and grant an option to purchase common shares of the Company in the form attached hereto as Exhibit B-1. Each option to be issued hereunder shall constitute an "Additional Option" under the terms of the Original Agreement.*
>
> *Except as provided below, interest shall accrue under the Replacement Notes at a rate of twelve percent (12.0%) per annum and be payable in arrears on each September 30, December 31, March 31 and June 30, commencing with September 30, 2007. In the case of an Event of Default as defined in the Replacement Note, interest shall accrue at a rate of twenty-five percent (25.0%) per annum (the "Default Rate") and shall be payable on demand. Interest shall be computed on the basis of a 360-day year and actual days elapsed.*

Beginning on February 2, 2008, interest shall accrue at the rate of twenty percent (20.0%) per annum unless and until such time thereafter that the Company has restructured or replaced the existing $800,000 loan with Thelma Gault ("Gault Loan") to make the restructured or replacement loan an "Acceptable Loan," which means that (A) such restructured or replacement loan may provide for payments of interest only until no later than May 1, 2009 and thereafter be amortized over its remaining term with equal principal payments no less often than quarterly, and (B) either (i) the restructured or replacement loan has a term of not less than thirty-six (36) months, or (ii) the Company has demonstrated to the reasonable satisfaction of the Required Lenders that the Company has the financial capability to meet the amortization schedule required under such shorter maturity date. If the Acceptable Loan is established after February 1, 2008, beginning on the date that the Acceptable Loan is established, interest shall accrue under the Replacement Note at the rate of twelve percent (12%) per annum. The lender(s) of an Acceptable Loan shall be, or continue to be, a Senior Lender.

At the Company's option, if the loan which restructures or replaces the Gault Loan does not meet the requirements necessary to be an Acceptable Loan, the Company may instead begin to make equal quarterly payments of principal on the Replacement Note of no less than the amount which would amortize the remaining loan balance on or before February 1, 2010, and, so long as such principal payments are timely made, interest shall accrue at twelve percent (12%) per annum.

Notwithstanding the foregoing, during any time that the Gault Loan is in default and remains in default, interest shall accrue under the Replacement Note at the rate of twenty-five percent (25%) per annum.

The closing (the "Second Closing") of the exchange of the Notes for the Replacement Notes and grant of the additional Options in return for the consideration shall take place at 52 East Gay Street Columbus, Ohio, at 1:00 p.m., on September 1, 2007, or at such other time and place as the Company and a majority in interest of the Required Lenders agree upon orally or in writing.

B. Section 2 of the Original Agreement is unchanged and hereby confirmed, and the representations therein are hereby restated and affirmed as of the date hereof by the Company.

C. Section 3 of the Original Agreement is unchanged and hereby confirmed, and the representations therein are hereby restated and affirmed as of the date hereof by each of the Lenders.

D. Section 4 of the Original Agreement is hereby replaced in its entirety by the following:

4. Prepayments of the Notes.

The Company may, at its option, upon notice as provided herein, prepay all, or from time to time any part, of the Replacement Notes. In the case of each partial prepayment of the Replacement Notes, the principal amount of the Replacement Notes to be prepaid shall be allocated among all of the Replacement Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

E. The portions of the Original Agreement not expressly modified herein shall continue in full force and effect. If there is any inconsistency between the provisions of this Amendment and the provisions of the Original Agreement, the provisions of this Amendment shall supersede and control.

F. Miscellaneous.

Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Amendment, except as expressly provided in this Amendment.

Governing Law. This Amendment shall be governed by and construed under the laws of the State of Ohio as applied to agreements among Ohio residents, made and to be performed entirely within the State of Ohio.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

Finder's Fee. Each party represents that neither he nor it is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such Lender or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Lender from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

Entire Agreement; Amendments and Waivers. This Amendment and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term

of this Amendment may be amended and the observance of any term of this Amendment may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Required Lenders. Any waiver or amendment effected in accordance with this paragraph shall be binding upon each holder of any of the securities then outstanding (including securities into which the securities have been converted), each future holder of any of the securities and the Company.

Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

The Guitammer Company

By: [signature]
Mark A. Luden, President

LENDERS:

By: [signature] TTE
Walter J. Doyle or his successor as trustee of the Walter J. Doyle trust agreement date 2/5/1992

By: [signature]
JOHN O. HUSTON

By: [signature]
ERIC ROY

SCHEDULE OF LENDERS

Lenders	Principal Amount of Note	Option Shares
Walter Doyle	$150,000	14.1
Eric Roy	$100,000	9.4
John O. Huston	$50,000	4.7
TOTALS	$300,000	28.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

AMENDED AND RESTATED
PROMISSORY NOTE

$______________ September 1, 2007

FOR VALUE RECEIVED, The Guitammer Company, an Ohio corporation (the "Company"), hereby promises to pay to the order of ______________ or any subsequent registered holder of this Note (the "Lender"), the principal sum of ______________, together with interest thereon from the date of this Note on the unpaid principal balance. Any capitalized terms used and not otherwise defined herein shall have the meaning assigned to such term in that certain Note Purchase Agreement dated as of June 29, 2005 (as such agreement may be amended from time to time, the "Purchase Agreement").

This Note is issued, not as a refinancing or refunding of, or payment toward, but as a continuation of, the obligations of Company to Lender pursuant to that certain Promissory Note dated as of June 29, 2005 in the original principal amount of $50,000 (the "Prior Note"). Accordingly, this Note shall not be construed as a novation or extinguishment of the obligations arising under the Prior Note, but simply a replacement of the Prior Note. All interest accrued under the Prior Note prior to the date of this Note has been paid and does not constitute any part of the principal amount of the indebtedness evidenced hereby.

Interest shall accrue as set forth in the First Amendment to Note Purchase Agreement dated as of September 1, 2007.

This Note shall be repaid in sixteen (16) equal, quarterly payments of principal, plus accrued interest, beginning on September 30, 2008, and the last day of each calendar quarter thereafter until paid in full. If not paid before, all amounts due hereunder shall be due and payable no later than June 30, 2012 (the "Maturity Date").

Notwithstanding the foregoing, if one or more of the following events (each an "Event of Default") shall occur and be continuing:

(i) the Company shall fail to make any required payment of principal or interest on the Note, and such failure shall continue unremedied for a period of ten (10) days; or

(ii) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 2.7 or 2.8 of the Purchase Agreement; or

(iii) the Company shall fail to perform any covenant, condition or agreement in this Note or the Purchase Agreement (other than in the case of an Event of Default referred to in clauses (i) or (ii)), and such failure shall continue unremedied for a period of thirty (30) days; or

(iv) the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; a receiver or custodian, as those terms are defined under the Bankruptcy Code of 1978, as amended, Title 11, U.S.C. (the "Bankruptcy Code"), of any of Company's property is appointed or exists; Company makes any assignment for the benefit of creditors; or any petition initiating any case is filed by or against the Company under the Bankruptcy Code or under any other applicable federal or state law relating to creditor rights and remedies; or

(v) Any substantial change in the control of the Company resulting from changes in management personnel without the Lenders's written consent, which such consent shall not be unreasonably withheld in the case where a qualified replacement for Mark Luden has been selected by the Company's Board of Directors; and provided that, consent of the Lenders shall not be required in the case of the voluntary retirement of Marvin Clamme or Ken McCaw or the death or permanent disability of Marvin Clamme, Ken McCaw or Mark Luden; or

(vi) The sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company pursuant to a transaction in which the Company is not a surviving entity; or

(vii) the Company shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any material indebtedness, when and as the same shall become due and payable;

thereupon: (1) in the case of an Event of Default other than the one referred to in clause (iv), the Required Lenders may declare the principal, interest and all other obligations under this Note to be immediately due and payable, whereupon such amounts shall be immediately due and payable by the Company and (2) in the case of the occurrence of an Event of Default referred to in clause (iv), the principal, interest and all other obligations under this Note shall automatically become immediately due and payable.

This Note may be prepaid in whole or in part as provided in the Purchase Agreement. The indebtedness under this Note may be secured as provided in the

Purchase Agreement.

All payments shall be made in lawful money of the United States of America at the address for notices of the Lender designated on the signature pages of the Purchase Agreement, or at such other place as the Lender may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

This Note shall be governed by and construed in accordance with the laws of the State of Ohio as applied to agreements among Ohio residents entered into and to be performed entirely within Ohio.

The Lender and the Company hereby agree that the Required Lenders may collectively amend or waive the observance of any provision of the outstanding Notes, with the consent of the Company, but without the consent of the Lender.

Any transfer of this Note may be effected only pursuant to the Purchase Agreement and by surrender of this Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Note shall receive this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other lenders under the Purchase Agreement. Upon any transfer of this Note effected pursuant to the Purchase Agreement, the transferee shall thereupon become vested with all rights, benefits and privileges of the Lender under this Note and by law provided, and the term "Lender" shall mean such subsequent transferee.

In no event shall any officer or director of the Company be personally liable for any amounts due and payable pursuant to this Note.

Company will pay to Lender all attorneys' fees and court costs incurred by Payee in connection with Lender's efforts to collect the indebtedness evidenced hereby. Any notice required or permitted by this Note shall be provided in the manner described in the Purchase Agreement. The parties hereby expressly waive presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest, and any other formality.

The Borrower irrevocably authorizes any attorney at law to appear before any court of record, state or federal, in the United States of America (other than any court in which utilization of this warrant of attorney would be contrary to law) after this Note becomes due, whether by lapse of time or by acceleration of maturity, to waive the issuance and service of process, to admit maturity and nonpayment of the Indebtedness evidenced by this Note, to confess judgment against the Borrower in favor of the Lender for the amount then appearing due, together with costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The Borrower agrees that the Lender's attorney may confess judgment pursuant to the foregoing warrant of attorney.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written at Columbus, Franklin County, Ohio.

WARNING--BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

THE GUITAMMER COMPANY

By: ______________________

Its: President

THIS STOCK OPTION AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

THE GUITAMMER COMPANY

STOCK OPTION AGREEMENT

(Nonqualified Stock Option)

THIS STOCK OPTION AGREEMENT (this "Agreement"), dated September 1, 2007, between The Guitammer Company, an Ohio corporation (the "Company"), and _____________, an individual resident of the State of Ohio (the "Optionee");

WITNESSETH:

WHEREAS, the Board of Directors of the Company adopted The Guitammer Company 1999 Non-Qualified Stock Option Plan (the "Plan") on September 30th, 1999;

WHEREAS, the Plan permits the grant of nonqualified stock options with respect to common shares of the Company (the "Common Shares");

WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company, or a committee of directors designated by the Board of Directors to administer the Plan (in either case, the "Committee"), has determined that a nonqualified stock option to acquire Common Shares should be granted to the Optionee upon the terms and conditions set forth in this Agreement and under that certain Amendment to Note Purchase Agreement dated as of September 1, 2007, amending that certain Note Purchase Agreement dated as of June 29, 2005, entered into by and among the Company, the Optionee and others (as amended and as may be further amended from time to time, the "Purchase Agreement");

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto make the following agreement, intending to be legally bound thereby:

Section 1. **Plan as Controlling.** All terms and conditions of the Plan, as it may be amended from time to time, applicable to options granted thereunder shall be deemed incorporated herein by reference; provided, however, that no amendment to the Plan made effective after the date of this Agreement shall affect the Option (as defined in

Section 2), without the consent of the Optionee. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling.

Section 2. **Grant of Option.** The Company hereby grants to the Optionee an option (the "Option") to purchase ____________________ Common Shares.

Section 3. **Terms and Conditions of the Option.**

(a) *Option Exercise Price.* The purchase price (the "Option Exercise Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be Six Hundred and Sixty Five Dollars ($665.00) per Common Share.

(b) *Exercise of the Option.* The Optionee may exercise the Option, from time to time and at any time, beginning on the first anniversary of this Agreement. The grant of the Option shall not confer upon the Optionee any right to be employed by the Company nor limit in any way the right of the Company to terminate the employment of the Optionee at any time.

(c) *Option Term.* The Option shall in no event be exercisable after the expiration of ten (10) years from the date of this Agreement.

(d) *Method of Exercise.* The Option may be exercised only by giving written notice of exercise to the Company stating the number of Common Shares subject to the Option in respect of which it is being exercised. The notice must be given to the President of the Company. The Optionee shall be required, as a condition precedent to the Optionee's right to exercise the Option and at the Optionee's expense, to supply the Company with such evidence, representations and agreements as the Company may deem necessary or desirable to establish the Optionee's right to exercise the Option and the propriety of the sale of Common Shares by reason of such exercise under the Securities Act of 1933, as amended (the "Securities Act"), the securities laws of the state of residence of the Optionee or any holder of the Option, and any other laws or requirements of any governmental authority. Without limiting the generality of the foregoing, the Option shall not be exercisable unless the sale of the Common Shares by reason of such exercise has been registered under the Securities Act and all other applicable securities laws of any jurisdiction or unless such sale is exempt from such registration requirements. The Company does not currently intend, and shall be under no obligation, to so register any or all of the Common Shares. Payment for all such Common Shares shall be made to the Company at the time the Option is exercised in such form as authorized by the Plan. After payment in full for the Common Shares purchased under the Option has been made, the Company shall take all such action as is necessary to deliver appropriate certificates evidencing the Common Shares purchased upon the exercise of the Option as promptly thereafter as is reasonably practicable.

(e) *Satisfaction of Taxes and Tax Withholding Requirements.* The Company shall be entitled and is authorized, if required by law in order to obtain

favorable tax treatment, as reasonably determined by the Committee or the Board of Directors, to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any applicable withholding taxes as provided in the Plan. The Company may defer delivery of any Common Shares pursuant to the exercise of the Option unless indemnified to its satisfaction in this regard.

(f) *Acceleration of Options.* In the event that, during the period beginning on the date of this Agreement and ending on the first anniversary of this Agreement, the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each an "Acceleration Event"), then the Company shall give notice to Optionee and Optionee shall have the right to exercise the full number of Common Shares subject to the Option during the period beginning on the date of such notice and ending on the day before the scheduled date of consummation of the Acceleration Event; provided that any exercise of the Option during such period shall be conditioned upon the consummation of the Acceleration Event and shall be effective only immediately before such consummation, except to the extent that the Optionee may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the Option. Upon consummation of the Acceleration Event, the Option, whether or not accelerated, shall terminate and cease to be exercisable unless assumed by the successor. The grant of this Option shall not affect in any way the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

Section 4. **Adjustments and Changes in the Common Shares Subject to the Option.**

(a) In the event of any stock dividend or other distribution (whether in the form of Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Common Shares or other securities of the Company, or other similar extraordinary corporate transaction or event affects the Common Shares such that an adjustment is necessary in order to prevent extraordinary dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan to the Optionee, then the Committee shall proportionately adjust either or both (as necessary): (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or property) subject to the Option; and (ii) the Option Exercise Price with respect to the Option; provided that, no such adjustment shall be required to be made in connection with the mere issuance by the Company of Common Shares or other securities of the Company, or warrants, options or other rights to purchase Common Shares or other securities of the Company, in any case, which is not made in conjunction with or as part of such an extraordinary corporate transaction.

(b) The Option Exercise Price and the number of Common Shares subject to this Option shall be subject to adjustment as follows:

If any time after May 13, 2005, the Company shall issue or sell common shares at a price per share less than the Option Exercise Price and fails to offer Optionee the opportunity to purchase common shares on the same terms, then the Option Exercise Price shall be reduced by multiplying the Option Exercise Price then in effect by a fraction: (1) The numerator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of Common Shares which the aggregate consideration, if any, received by the Company for the total number of such additional Common Shares so issued would purchase at the Option Exercise Price; and (2) The denominator of which shall be (A) the number of Common Shares outstanding on a fully-diluted basis immediately prior to the issuance of such additional Common Shares, plus (B) the number of such additional Common Shares so issued.

Upon any adjustment to the Option Exercise Price pursuant to 4(b) (i), above, the number of Common Shares subject to the Option shall be increased by multiplying the number of Common Shares subject to the Option by the inverse of the fraction determined under (i), above, so that the total Option Exercise Price, in the aggregate, for all of the Common Shares subject to the Option shall remain unchanged. For example, if the Option Exercise Price is, under 4(b)(i) above, to be multiplied by ½, then the number of shares subject to the Option shall be multiplied by 2.

For the purposes of this Section 4, the term "fully-diluted" shall mean all issued and outstanding Common Shares plus the total number of Common Shares available to be issued pursuant to the exercise of stock options (whether or not supported by sufficient authorized Common Shares) which are: (A) currently existing or outstanding, or (B) not yet granted but described in the Purchase Agreement.

For the purposes of this Section 4, if part or all of the consideration received by the Company in connection with the issuance of Common Stock or the issuance of any of the securities described in this Section 4 consists of services or property other than cash, such consideration shall be deemed to have a fair market value as reasonably determined in good faith by the Board of Directors of the Company.

(c) Notwithstanding anything to the contrary contained herein, there shall be no adjustment of the Option Exercise Price as a result of the issuance of Common Shares upon the exercise of stock options granted to senior management, employees, non-employee directors and other non-employees, such as consultants and independent contractors, of the Company, for up to 15% (fifteen percent) of the fully diluted outstanding Common Shares Company existing as of the date hereof and granted at an exercise prices of not less than the fair market value of the Common Stock, determined in good faith by the board of directors of the Company as of the date of grant. Optionee acknowledges that the 892 shares subject to options existing as of May 13,

2005 and the options issued to Company lenders as of the date hereof shall not be included with the fifteen percent limit described in this Subsection 4(c).

Section 5. **Non-Assignability of the Option.**

During the lifetime of the Optionee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or the laws of descent, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. The Option may not be exercised during the lifetime of the Optionee except by him or his guardian or legal representative.

Section 6. **Exercise of the Option.** Except as otherwise provided in this Agreement or in the Plan, the Option is exercisable only by the Optionee or his legal heirs and personal representatives; provided that the Company shall recognize nor be required to transfer record ownership of any shares to any person if such transfer would cause the termination of the Company's S Corp. election (if then in effect).

Section 7. **Restrictions on Transfers of Common Shares.** Anything contained in this Agreement, in the Plan or elsewhere to the contrary notwithstanding, the Option may not be exercised if the Committee determines that the sale of Common Shares upon exercise of the Option may violate the Securities Act, the applicable state securities laws, or any other law or requirement of any governmental authority. An appropriate restrictive legend shall be placed on certificates representing Common Shares acquired upon the exercise of the Option, unless the Committee determines, upon the advice of counsel to the Company, that such legend is not required because of the existence of an effective registration statement registering the Common Shares under the Securities Act or because all applicable federal and state legal requirements have been satisfied.

Section 8. **No Rights of the Optionee as a Shareholder.** The Optionee shall have no rights as a shareholder of the Company with respect to any Common Shares covered by the Option until the date of issuance of a certificate to the Optionee evidencing such Common Shares.

Section 9. **Confidentiality and Non-solicitation.**

(a) Optionee hereby acknowledges that Optionee has or in the future may have access to the Company's trade secrets and proprietary or confidential information developed or acquired by or licensed to the Company, including, but not limited to, information regarding the Company's operations, business plans, customers or prospects, products, computer passwords or other information regarding network or systems access and research and development information, as such trade secrets and proprietary or confidential information may exist from time to time ("Confidential Information"). As consideration for the Option granted to Optionee hereunder, Optionee

will not, at any time during Optionee's relationship with the Company, in whole or in part, disclose or cause any other person to disclose the Confidential Information to any other person or entity (except the Company) under any circumstances. In addition, Optionee will not, during the term of Optionee's relationship with the Company, and for a period of one (1) year thereafter, solicit or assist any other person or entity in soliciting any employee of the Company to terminate the employee's employment with the Company under any circumstances.

(b) Optionee acknowledges that if there is a breach of any provision of this paragraph 9 by Optionee, the Company will suffer irreparable harm in that monetary damages would be inadequate to compensate the Company for such a breach. In the event of a breach or threatened breach of any such provisions by Optionee, in addition to such monetary and other relief as may be available, Optionee agrees that the Company will be entitled to injunctive relief as may be necessary to restrain any breach or further breach of such provisions by Optionee, without showing or providing any actual damages or loss sustained by the Company or notice to Optionee.

Section 10. **Notices and Payments**. All payments required or permitted to be made under the provisions of this Agreement, and all notices and other communications required or permitted to be given or delivered under this Agreement to the Company or to the Optionee, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), addressed as follows:

(a) If to the Company, to:

The Guitammer Company
P.O. Box 82
Westerville, OH 43086
ATTN: President / CEO

(b) If to the Optionee, to the address of the Optionee set forth at the conclusion of this Agreement.

The Company or the Optionee may, by notice given to the other in accordance with this Agreement, designate a different address for making payments required or permitted to the made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be given in accordance with this Agreement shall be deemed to have been given when placed in the U.S. Mail, addressed and mailed as provided in this Agreement.

Section 11. **General Provisions.**

(a) *Governing Law.* The rights and obligations of the Optionee and the Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and performed entirely in

such state (without giving effect to the conflict of laws principles thereof) in all respects, including, without limitation, matters relating to the validity, construction, interpretation, administration, effect, enforcement, and remedies provisions of the Plan and its rules and regulations, except to the extent preempted by applicable federal law.

(b) *Captions.* The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(c) *Severability.* If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible to two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

(d) *Number and Gender.* When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

(e) *Amendment of Option.* The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate the Option, prospectively or retroactively; provided that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of the Optionee or any holder or beneficiary of the Option shall not to that extent be effective without the consent of the Optionee, holder or beneficiary.

(f) *Entire Agreement.* This Agreement, including the Plan as amended from time to time and incorporated by reference herein, constitutes the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

(g) *Rights and Remedies Cumulative.* All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(h) *Duplicate Originals.* This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall be deemed to constitute a single instrument.

(i) *Successors and Assigns.* This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first above written.

The Guitammer Company	**Optionee**:
By: ____________________	____________________
Title: President	Address:
	Soc. Sec. No.: